Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Senior Vice President and Chief Financial Officer	Associate Vice President, Investor Relations and Corporate Communications
	919-862-1000	919-862-1000

APRISO™ GRANTED FDA MARKETING APPROVAL FOR MAINTENANCE OF REMISSION

OF ULCERATIVE COLITIS

APRISO™ First and Only 5-ASA with Intellicor™ Extended-Release Delivery and 24-Hour

Protection from Flare-Ups in a Once-Daily Dose

RALEIGH, NC, October 31, 2008 – Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the U.S. Food and Drug Administration (FDA) has granted marketing approval for APRISO™ (mesalamine) extended-release capsules 0.375 g. APRISO is a locally-acting aminosalicylate indicated for the maintenance of remission of ulcerative colitis (UC) in adults. APRISO is the first and only mesalamine product approved by the FDA for once-a-day dosing for the maintenance of remission of ulcerative colitis. Additionally, APRISO is the first and only 5-ASA with Intellicor™ extended release delivery technology. The Company expects to launch APRISO to physicians during the first quarter of 2009. APRISO is patent protected until 2018.

Bill Forbes, Pharm. D., Vice President, Research and Development, and Chief Development Officer, Salix, stated, “APRISO is an important new once-daily treatment option that encourages compliance in ulcerative colitis patients and provides effective long-term protection from ulcerative colitis flare-ups. A major goal of UC therapy is to prevent relapse which may decrease the risk of disease progression. APRISO accomplishes this goal through the combination of an enteric pH-dependent coating which provides for a delayed release starting at a pH of 6.0 and a polymer matrix core, which provides for extended release. This patented delivery technology is designed to distribute the active ingredient beginning in the small bowel and continuing throughout the colon. Previous generation pH-dependent 5-ASA treatment options provide for release of the active ingredient starting at a pH of 7.0. According to published data, many people never reach a pH of 7.0 in their small or large intestine. APRISO represents a new and important advancement in 5-ASA drug delivery.”

The approval is based on results from two randomized, double-blind, placebo-controlled multi-center, multi-national studies totaling 562 adults in remission from ulcerative colitis. The studies showed that APRISO was more effective than placebo in maintaining long-term remission for six months. In both studies, the proportion of patients who remained relapse-free at six months was greater for APRISO than for placebo.

In these studies APRISO offered clinically-proven efficacy in extending both remission and relief of UC symptoms:

•	Maintained remission for six months in 7 out of 10 UC patients in two clinical trials and

•	Sustained improvement in rectal bleeding and bowel movement frequency.

APRISO’s patented Intellicor™ delivery system is the first and only to combine delayed and extended 5-ASA release.

•	Unlike tablets, APRISO’s gelatin outer capsule quickly dissolves in the stomach to disperse microgranules into the digestive tract.

•	Next, a delayed-release coating on the microgranules dissolves at pH 6.0 or higher.

•	Last, an inner polymer matrix core controls the extended release of mesalamine to provide drug distribution throughout affected areas.

About Mesalamine Granules

APRISO™ is a locally-acting aminosalicylate indicated for the maintenance of remission of ulcerative colitis in patients 18 years and older. APRISO is contraindicated in patients with hypersensitivity to salicylates, aminosalicylates, or to any of the components of APRISO capsules. The recommended dose of APRISO is four 0.375 g capsules once daily in the morning (1.5 g/day) with or without food. Because dissolution of the coating of APRISO granules depends on pH, APRISO should not be coadministered with antacids. Patients with phenylketonuria should be aware that APRISO contains aspartame, equivalent to 0.56 mg of phenylalanine. In two well-controlled clinical trials, the most common treatment-related adverse events occurring in greater than 3% of adult patients taking 1.5

g/day of APRISO (versus placebo) were headache (11% vs 8%), diarrhea (8% vs 7%), upper abdominal pain (5% vs 3%), nausea (4% vs 3%), nasopharyngitis (4% vs 3%), influenza and influenza-like illness (4% vs 4%) and sinusitis (3% vs 3%).

Salix acquired rights to market APRISO in the U.S. from Dr. Falk Pharma GmbH of Freiburg, Germany. Mesalamine granules have been approved in Germany since 2001 for the treatment of symptoms related to inflammatory bowel disease. In addition, consistent with the FDA-approved labeling, once-daily dosing of mesalamine granules is currently approved via the mutual recognition procedure in Austria, Belgium, Denmark, Finland, Greece, Ireland, Luxemburg, Netherlands, Norway, Portugal, Sweden, Spain and the UK.

About Ulcerative Colitis

Ulcerative colitis is a chronic inflammatory disease of the colon or large intestine. The inflammation usually begins in the rectum and lower colon, but it may also involve the entire colon. Because the inflammation makes the colon empty frequently, symptoms typically include diarrhea (sometimes accompanied by blood) and often abdominal pain. About five percent of people with ulcerative colitis will develop colorectal cancer.

Patients with ulcerative colitis may experience periods of remission (times when the symptoms go away) that can last for months or years. However, most patients’ symptoms eventually return. Active therapy is treatment given to treat ulcerative colitis symptoms when they are active. Maintenance therapy refers to treatment given to patients to enable them to stay in remission, and to maintain their health in a disease-free, or limited-disease, state. Maintenance medications must be taken for a prolonged period of time.

About Salix Pharmaceuticals

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete with any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

About Dr. Falk Pharma

Dr. Falk Pharma GmbH is one of the most recognized companies worldwide in gastroenterology. Dr. Falk Pharma products are sold in more than 60 countries. The Falk Foundation, which is associated with the Company, provides medical information via international symposia, forums and postgraduate courses. Over the past 40 years the Falk Foundation has sponsored more than 200 symposia in which over 100,000 physicians from 110 countries have come together to advance knowledge in gastroenterology and hepatology.

Salix also markets XIFAXAN® (rifaximin) tablets 200 mg, OSMOPREP® (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets, MOVIPREP® (PEG 3350, Sodium Sulfate, Sodium Chloride, Potassium Chloride, Sodium Ascorbate and Ascorbic Acid for Oral Solution), VISICOL® (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets, COLAZAL® (balsalazide disodium) Capsules 750 mg, PEPCID® (famotidine) for Oral Suspension, Oral Suspension DIURIL® (Chlorothiazide), AZASAN® Azathioprine Tablets, USP, 75/100 mg, ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg. METOZOLV™ ODT (metoclopramide), balsalazide tablet, vapreotide acetate and rifaximin for additional indications are under development.

For full prescribing information on Salix products, please visit www.salix.com.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Web site at www.salix.com or contact the Company at 919-862-1000. Information on our Web site is not incorporated into our SEC filings.

Please Note: The materials provided herein contain projections and other forward-looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: market acceptance for approved products; our need to return to profitability; generic and other competition; the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties; and the need to acquire new products. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.